Exhibit 8.2

Suite 509, Tower A, Corporate Square, 35 Financial Street, Xicheng District, Beijing 100033

Tel: 86 10 5776 3888 Fax: 86 10 5776 3777

December 16, 2022

To：

KANZHUN LIMITED

Suite #4-210, Governors Square,

23 Lime Tree Bay Avenue,

P.O. Box 32311,

Grand Cayman KY1-1209,

Cayman Islands

Re: Legal Opinion Regarding Certain PRC Law Matters

We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue an opinion on the laws and regulations of the PRC (for the purposes of this opinion, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan).

We have acted as the PRC legal advisor of the KANZHUN LIMITED (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s registration statement on Form F-3, including the base prospectus, all amendments or supplements thereto , and documents incorporated by reference therein (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the proposed offering of certain American depositary shares, each representing two Class A ordinary shares of par value US$0.0001 per share of the Company.

For the purpose of rendering this legal opinion (the “Opinion”), we have examined the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the PRC Companies, as defined below, and such other documents, corporate records, certificates, approvals, and other instruments as we have deemed necessary or advisable for the purposes of rendering the Opinion, including, without limitation, originals or copies of the agreements and certificates issued by the Government Agencies and officers of the Company (the “Documents”). During such examination, we have assumed that:

(a)	all Documents submitted to us as copies are identical to their originals and have not been varied, revoked, withheld, cancelled or superseded by some other documents or agreements or action of which we are not aware after due inquiry as of the date thereof;

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(b)	all signatures, seals and chops on such Documents are genuine;

(c)	all parties in relation to any of the Documents aforesaid or to any other documents as referred to in this Opinion have the requisite power and authority to enter into, and have duly executed and delivered the Documents and performed their obligations hereunder, except those parties with respect to whose power and authority we have opined upon in the Opinion;

(d)	the truthfulness, accuracy and completeness of all factual statements in the Documents submitted and made available to us up to the date of this Opinion. Where facts were not independently established by us, we have relied upon certificates issued by governmental agents and/or representatives of the Company and the PRC Companies with proper authority and upon representations, made by such persons in the course of our inquiry and consultation;

(e)	all facts and Documents which may affect our opinions herein have been disclosed to us, and there has not been or will not be any omission in respect of such disclosure;

(f)	all Governmental Authorizations as defined below, and other official statements and documentations were obtained from the competent PRC Government Agencies by lawful means;

(g)	the Documents constitutes legal, valid, binding and enforceable obligations on the parties thereto (other than those governed by the PRC Laws or to which the PRC Laws are related);

(h)	the governing law of the Documents is complied with in relation to their execution, delivery, performance or enforcement, and each of the Documents as defined below and other related documents is legal, valid, binding and enforceable in accordance with their respective governing laws in any and all respects;

(i)	each of the parties (other than the PRC Companies) to the Documents has full power, authority and legal right to enter into and perform its obligations under the Documents, and has taken all necessary actions to authorize the execution, delivery and performance of the documents, except for those required by PRC Laws;

(j)	there would be no factual or other arrangements between any of the parties which would modify or supersede any of the terms of Documents or otherwise affect our opinions set forth above; and

(k)	all consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any Government Agencies or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Documents have been obtained or made, and are in full force and effect as at the date thereof.

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We do not purport to be experts on or generally familiar with or qualified to express legal opinions based on the laws of any jurisdiction other than the PRC. Accordingly, we express or imply no opinion on the laws of any jurisdiction other than the PRC.

Section I Definition

Unless otherwise expressly prescribed in this Opinion, the following capitalized terms shall have the meanings ascribed to them below:

“Governmental Agency”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

“Governmental Authorization”	means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“PRC Companies”	means the entities as set forth in Schedule I.

“PRC Laws”	means all published or promulgated laws, rules, regulations, statutes, orders, decrees, judicial interpretations, opinions, guidelines, notices or circulars currently in effect and publicly available in the PRC (for the purposes of this opinion, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan Province) as of the date hereof

Capitalized terms used but not defined herein shall have the meanings set forth in the Registration Statement.

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Section II Opinions

Based upon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinions on the date hereof that:

1)	Taxation. The statements made in the Registration Statement under the caption “Taxation”, with respect to the PRC Laws, are correct and accurate in all material respects.

This Opinion relates only to PRC Laws and we express no opinion as to any laws other than PRC Laws. PRC Laws referred to herein are laws currently in force as of the date of this Opinion and there is no guarantee that any of such PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Yours faithfully,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm

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Schedule I

List of PRC Companies

No.	PRC Companies
1.	Beijing Glorywolf Co., Ltd. (北京歌利沃夫企业管理有限公司)
2.	Shanghai Glorywolf Co., Ltd. (上海歌利沃夫企业管理有限公司)
3.	Beijing Huapin Borui Network Technology Co., Ltd. (北京华品博睿网络技术有限公司)
4.	Beijing Renjuren Network Technology Co., Ltd. (北京人聚人网络技术有限公司)
5.	Beijing Huaye Jishi Network Technology Co., Ltd. (北京华业基石网络技术有限公司)
6.	Hangzhou Zhipin Technology Co., Ltd. (杭州直品科技有限公司)
7.	Chongqing Mika Awen Information Technology Co., Ltd. (重庆米卡阿文信息技术有限公司)
8.	Hainan Huapin Borui Network Technology Co., Ltd. (海南华品博睿网络技术有限公司)
9.	Beijing Xinxian Juzi Network Technology Co., Ltd. (北京新鲜橘子网络科技有限公司)
10.	Beijing Baosi Film and Television Co., Ltd. (北京豹思影视有限公司)
11.	Beijing Zhizhu Biji Network Technology Co., Ltd. (北京蜘蛛笔记网络技术有限公司)
12.	Guangdong Hengqin Huapin Borui Network Technology Co., Ltd. (广东横琴华品博睿网络技术有限公司)
13.	Beijing Qihui Ruituo Consulting Co., Ltd. (北京奇汇锐拓咨询有限公司)
14.	Beijing Hongzhou Human Recourses Co., Ltd. (北京泓舟人力资源有限公司)
15.	Beijing Qizheng Yuncheng Technology Co., Ltd. (北京奇正允诚科技有限公司)

Schedule I